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                                                                   EXHIBIT 99.11



                               FIRST AMENDMENT TO
                                      NOTE



         THIS AGREEMENT, to be effective and dated as at the 26th day September, 1997, by and between FLEET BANK, a bank organized and existing under the laws of the State of New York, and having its principal banking house located at 69 State Street, Albany, New York 12201 (herein called the "Lender"), and DECORA, INCORPORATED, a Delaware corporation duly authorized to do business in the State of New York as Decora Manufacturing and having its principal place of business at One Mill Street, Fort Edward, New York 12828 (herein called the "Borrower").


                              W I T N E S S E T H:

         WHEREAS, the Borrower executed in favor of the Lender on March 27, 1997 a Line of Credit Note in the face amount of One Million and no/100 Dollars (the "Note"), pursuant to the terms and conditions of which the Lender agreed, from time to time, up to and including August 31, 1998, to make loans to the Borrower in such amount or amounts as the Lender would determine, but not to exceed $1,000,000.00 outstanding in the aggregate at any one time; and

         WHEREAS, the Note was subject to the terms and conditions of that certain Security Agreement (as defined in the Note); and

         WHEREAS, the Lender, at the request of the Borrower, has agreed to extend the time for making advances under the Note to August 31, 1999 and to make certain other changes to the Note; provided, however, that the Note, as modified, would remain subject to the terms of the Security Agreement.

         NOW, THEREFORE, in consideration of the Lender agreeing to extend the time for making additional advances under the Note, and other good and valuable consideration, receipt of which is hereby acknowledged, it is agreed on the part of the Borrower with the Lender as follows:

         1. That the time for making loans under the Note is extended to August 31, 1999.

         2. That subparagraph (g) on pages 4 and 5 of the Note under the "Event of Default" section is hereby modified to read in its entirety as follows:

                  "(g) Failure by the Borrower to at all times keep proper books and records and accounts in accordance with generally accepted accounting principals consistently applied ("GAAP"), and provide the following financial reporting to the Bank;

                  (i) within ninety five (95) days of the end of its fiscal year, annual certified public accountant audited, consolidated statements for the Borrower



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                         and Decora Industries, Inc. (which must include a
                         consolidating statement schedule), all prepared in accordance with generally accepted accounting principles ("GAAP") consistently applied, as well as copies of the Borrower's 10-k reports;

                  (ii) within thirty (30) days of each calendar month end, internally prepared financial statements for the Borrower for the preceding month, in form acceptable to the Bank, all prepared in accordance with GAAP;

                  (iii) within fifty (50) days of the end of each fiscal quarter, 10Q reports for Decora Industries, Inc.;

                  (iv) within thirty (30) days of the end of each month, separate domestic and international account receivable aging reports concerning the Borrower in form acceptable to the Bank;

                  (v) within sixty (60) days after the end of each fiscal quarter, a compliance letter acknowledged by the Chief Financial Officers of both the Borrower and Decora Industries, Inc. concerning those financial covenants referenced below in subparagraph (h); and

                  (vi) At the time of submittal of each Request for Advance, but in no event less frequently than monthly, a Loan Formula Certificate."

         3. That subparagraph (h) on pages 4 and 5 of the Note under the "Event of Default" section is hereby modified to read in its entirety as follows:

         "(h) Failure by the Borrower to maintain compliance with the following financial covenants, as would be shown on the quarterly and fiscal year end financial statements of the Borrower prepared in accordance with
         GAAP:

                  (i) a minimum current ratio of 1.30 to 1.00 during fiscal year 1998 and 1.50 to 1.00 during fiscal year 1999 and thereafter. For the purposes of this Agreement, current ratio shall be defined as the ratio of the Borrower's current assets (including the unused formula loan availability under that certain $6,000,000.00 revolving line of credit loan previously extended by the Bank to the Borrower and under this Note [collectively the "Revolver Loans"]) to the Borrower's current liabilities (excluding the aforementioned Revolver Loans) as would be shown on each fiscal quarter end and fiscal year end balance sheets of the Borrower prepared in accordance with GAAP;

                  (ii) a minimum working capital of Four Million and no/100 Dollars ($4,000,000.00) as at September 30, 1997 through



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                  December 31, 1997 and Five Million Five Hundred Thousand and
                  no/100 Dollars ($5,500,000.00) as at March 31, 1998. During
                  fiscal year 1999 and thereafter, the Borrower must maintain a minimum working capital of Seven Million and no/100 Dollars ($7,000,000.00), all as would be shown on the fiscal quarter end and fiscal year end balance sheets of the Borrower prepared in accordance with GAAP. For the purposes of determining working capital, the Borrower's liability to the Bank pursuant to the Revolver Loans will be excluded, and the Borrower's current assets shall be increased by the Borrower's unused formula loan availability under the Revolver Loans;

                  (iii) a total debt to tangible net worth ratio at fiscal year end March 31, 1998 of 5.00 to 1.00, at fiscal year end March 31, 1999 of 4.00 to 1.00, at fiscal year end March 31, 2000 of
                  3.00 to 1.00 and at fiscal year end March 31, 2001 and thereafter at each March 31 fiscal year end of 2.50 to 1.0. For the purposes of this Agreement, debt to tangible net worth ratio shall be defined as the ratio of the Borrower's total liabilities (less subordinated debt) divided by the sum of the Borrower's tangible net worth plus subordinated debt less the amount of the outstanding principal balance of the notes receivable from Decora Industries, Inc. (the "Corporate Guarantor"), as would be shown on the fiscal quarter end and fiscal year end balance sheets of the Borrower prepared in accordance with GAAP. For the purposes of this Agreement, the calculation for fiscal year end March 31, 1998 shall exclude the one time charge to earnings from September 26, 1997 to and including December 31, 1997, in an amount not to exceed $750,000.00, for efficiencies realized as a result of "right sizing" of the business of the Borrower, its Corporate Guarantor and Decora Industries Deutscheland GmbH which reduce the Borrower's consolidated stockholders equity;

                  (iv) a minimum debt service coverage ratio during fiscal year 1998 of 1.15 to 1.00 and during fiscal year 1999 and thereafter of 1.20 to 1.00. For the purposes of this Agreement, debt service coverage ratio will be calculated using the trailing four quarters of the Borrower's earnings before interest, taxes, depreciation and amortization minus the Borrower's cash capital expenditures (net of financed capital expenditures) divided by the sum of Borrower's trailing four quarters debt service payments (principal and interest) less funds used to repay the Borrower's indebtedness owed to CIGNA (whether in the form of debt or equity) minus amortization of non-cash debt discount associated with subordinated debt, as would be shown on the fiscal quarter end and fiscal year end balance sheets of the Borrower prepared in accordance with GAAP. For the purposes of this Agreement, the calculation for fiscal



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                  year end March 31, 1998 shall exclude the one time charge to earnings from September 26, 1997 to and including December 31, 1997, in an amount not to exceed $750,000.00, for efficiencies realized as a result of "right sizing" of the business of the Borrower, the Corporate Guarantor and Decora Industries Deutscheland GmbH which reduce the Borrower's consolidated stockholders equity;

                  (v) the Borrower shall be limited to making annual capital expenditures in the maximum amount of One Million Five Hundred and no/100 Dollars during fiscal year 1998 and One Million and no/100 Dollars during the balance of the term of this Note. If required by the terms of the manufacturing agreement between the Borrower and Rubbermaid, for each year during the term of this Note, the Borrower must provide evidence, satisfactory to the Bank, that the Borrower has received the consent of Rubbermaid to make capital expenditures exceeding One Million and no/100 Dollars ($1,000,000.00) in said year;

                  (vi) the Borrower's expenditures for management fees shall not exceed Eight Hundred Thousand and no/100 Dollars ($800,000.00) per annum;

                  (vii) the consolidated stockholders equity of the Borrower as of March 31, 1998 shall not be less than the remainder of $14,415,000.00 minus the lesser of (a) $750,000.00 or (b) the one time charge to earnings from September 26, 1997 to and including December 31, 1997 for efficiencies realized as a result of "right sizing" of the business of the Borrower, the Corporate Guarantor and Decora Industries Deutscheland GmbH which reduce the Borrower's consolidated stockholders equity (such remainder the "1998 Borrower Net Worth"); the consolidated stockholders equity of the Borrower at March 31, 1999 shall not be less than the sum of the 1998 Borrower Net Worth plus $2,500,000.00; the consolidated stockholders equity of the Borrower at March 31, 2000 shall not be less than the sum of the 1998 Borrower Net Worth plus $6,500,000.00; and at each fiscal year end thereafter, the consolidated stockholders equity of the Borrower shall not be less than the sum of consolidated stockholders equity of the Borrower required to be maintained at the end of the immediately prior fiscal year plus $6,000,000.00; and

                  (viii) the consolidated stockholders equity of the Corporate Guarantor at March 31, 1999 shall not be less than the sum of the consolidated stockholders equity of the Corporate Guarantor at March 31, 1998 (the "1998 Guarantor Net Worth") plus $4,000,000.00; the consolidated stockholders equity of the Corporate Guarantor at March 31, 2000 shall not be less than the sum of the 1998 Guarantor Net Worth plus $10,000,000.00;



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                  and at each fiscal year end thereafter, the consolidated
                  stockholders equity of the Corporate Guarantor shall not be less than the sum of consolidated stockholders equity of the Guarantor required to be maintained at the end of the immediately prior fiscal year plus $8,000,000.00."

         4. That a new subparagraph (i) - under "Event of Default" is added on page 6 of the Note as follows:

         "(i) In the event the Borrower is in default pursuant to the terms of that certain Note and Warrant Purchase Agreement dated as of September 26, 1997 among the Borrower, Decora Industries, Inc., Dorrance Street Capital Advisors, L.L.C., as Agent and the Purchasers named therein or any of the "Loan Documents" as that term is defined therein."

         5. That all of the other terms and conditions of the Note shall remain in full force and effect, except as modified by the terms of this Agreement.

         6. The Borrower hereby warrants and covenants to the Lender that as of the date of this Agreement, there are no disputes, offsets, claims or counterclaims of any kind or nature whatsoever under the Note, the Security Agreement, this Agreement or any of the documents executed in connection herewith or therewith or the obligations represented or evidenced hereby or thereby.

         7. By signing this Agreement, the Corporate Guarantor, Decora Industries, Inc., hereby consents to all the provisions of this Agreement and ratifies and affirms its obligations to the Lender pursuant to the Guaranty Agreement (the "Guaranty") previously executed by it and modifies, confirms and approves of this First Amendment to Note and hereby warrants and covenants to the Lender that as of the date of this First Amendment to Note that there are no disputes, offsets, claims or counterclaims of any kind or nature whatsoever under the Guaranty or any of the documents executed herewith or therewith or the obligations represented or evidenced hereby or thereby.

         IN WITNESS WHEREOF, the parties have caused this instrument to be executed by their duly authorized officers as of the effective date above written.

DECORA, INCORPORATED d/b/a                  FLEET BANK
DECORA MANUFACTURING

By:  ________________________________       By:  _______________________________
     Timothy N. Burditt                          James M. Marini
     Vice President, Finance                     Vice President


CONSENT OF UNCONDITIONAL GUARANTOR:
DECORA INDUSTRIES, INC.

By:  ________________________________




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         Timothy N. Burditt
         Executive Vice President,
         Finance and Administration












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